Exhibit 5.1

1700 K Street, NW, Fifth Floor Washington, D.C. 20006-3817 PHONE 202.973.8800 FAX 202.973.8899 www.wsgr.com

January 13, 2014

Cvent, Inc.

8180 Greensboro Drive, 9th Floor

McLean, Virginia 22102

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to Cvent, Inc., a Delaware corporation (the “Company”) in connection with the registration of 5,520,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), of which up to 747,500 shares will be issued and sold by the Company (including up to 97,500 shares issuable upon exercise of an over-allotment option granted to the underwriters by the Company) and up to 4,772,500 shares will be sold by certain selling stockholders (the “Selling Stockholders”) (including up to 622,500 shares issuable upon exercise of an over-allotment option granted to the underwriters by the Selling Stockholders), pursuant to a Registration Statement on Form S-1 (Registration No. 333-193188), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). We understand that the Shares are to be sold or delivered to the underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and among the Company and the underwriters (the “Underwriting Agreement”).

In our capacity as counsel for the Company in connection with the registration of the Shares, we have examined the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any state or jurisdiction other than, the Delaware General Corporation Law, which includes the statutory provisions thereof, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing, and the federal laws of the United States of America.

AUSTIN    BEIJING    BRUSSELS    GEORGETOWN, DE     HONG KONG    LOS ANGELES    NEW YORK

PALO ALTO    SAN DIEGO    SAN  FRANCISCO    SEATTLE    SHANGHAI    WASHINGTON, DC

January 13, 2014

Based upon the foregoing, we are of the opinion that (i) the Shares to be issued and sold by the Company have been duly authorized and, when such Shares are issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable, and (ii) the Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable; provided, however, with respect to those Shares to be sold by certain Selling Stockholders that will be issued upon the exercise of vested options prior to such sale, such Shares will be validly issued, fully paid and nonassessable upon exercise and payment in compliance with the terms of the options pursuant to which such Shares are to be issued prior to the completion of this offering.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI

Professional Corporation